Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nick West

Director, Corporate Development

717.678.7935

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Fourth Quarter 2025 and Full Year 2025 Financial Results and Declares Dividend

January 26, 2026 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”), reported net income of $2.9 million, or $0.08 per diluted share, for the quarter ended December 31, 2025, compared to net income of $7.8 million, or $0.21 per diluted share, for the quarter ended September 30, 2025. Excluding expenses associated with the pending merger with Burke & Herbert Financial Services Corp. (“Burke & Herbert”) and other non-core expenses, adjusted pre-tax, pre-provision net income was $11.7 million1 for the quarter ended December 31, 2025, compared to $11.0 million1 for the quarter ended September 30, 2025. Net income for the year ended December 31, 2025 was $33.5 million, or $0.90 per diluted share, compared to $26.2 million, or $0.71 for the year ended December 31, 2024. Earnings for the fourth quarter of 2025 were adversely affected by increased provision expense primarily related to a specific reserve established for a single commercial credit (the “Commercial Relationship”) with total exposure of $5.0 million, requiring a full impairment, with an after-tax effect of $4.0 million. The determination of this reserve resulted from concerns with the Commercial Relationship raised during the fourth quarter of 2025, leading to the identification of purported fraudulent activity in January 2026.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on March 16, 2026 to shareholders of record on February 27, 2026.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

FULL YEAR 2025 HIGHLIGHTS:

•
Annual Earnings Grow 26.8% over Prior Year. Earnings for the year ended December 31, 2025 were $33.5 million, or $0.90 per diluted share compared to $26.2 million, or $0.71 per diluted share for the year ended December 31, 2024, an increase of 26.8%. Adjusted pre-tax, pre-provision net income grew 20% year over year from $34.8 million1 for the year ended December 31, 2024 to $41.8 million1 for the year ended December 31, 2025.
•
15.7% Year over Year Increase in Tangible Book Value. Book value per share increased to $8.18 at December 31, 2025 compared to $8.16 at September 30, 2025 and $7.50 at December 31, 2024. Tangible book value per share increased to $6.201 at December 31, 2025 compared to $6.151 at September 30, 2025 and $5.361 at December 31, 2024.
•
Expanding Deposit Franchise with 10.9% Annual Growth. Total deposits at December 31, 2025 were $2.55 billion compared to $2.67 billion at September 30, 2025 and $2.45 billion at December 31, 2024, representing an annual increase of $256.3 million2, or 10.9%, adjusting for the impact of the sale of banking operations and branches in New Jersey, including related loans and deposits (the "Branch Sale") and changes in brokered deposits.
•
Robust Commercial Loan Growth. Total loans at December 31, 2025 were $2.56 billion, compared to $2.46 billion at September 30, 2025 and $2.35 billion at December 31, 2024, representing an annualized increase of $307.1 million2 or 13.1% annualized excluding the impact of the Branch Sale.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

•
Strategic Merger with Burke & Herbert. On December 18, 2025, the Company entered into a definitive agreement with Burke & Herbert, the parent company of Burke & Herbert Bank, under which the companies will combine in an all-stock combination, valued at approximately $354.2 million or $9.38 per share of Company common stock, based on the closing price for Burke & Herbert’s common stock of $69.45 as of December 17, 2025, the day prior to the merger announcement. When the transaction is complete, the combined organization will be a leading Mid-Atlantic community banking franchise with approximately $11.0 billion in assets. Completion of the proposed transaction is subject to receiving the requisite approvals of each party’s shareholders, receipt of all required regulatory approvals, and fulfillment of other customary closing conditions.

“Overall, we were pleased with the core performance reflected in our quarterly and annual results, despite the impact of the required provision for a single commercial lending relationship,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “Annual net income reached an all-time high on strong growth in net interest income, continued progress in fee income and continued discipline in operating expenses. Looking ahead to 2026, we are excited to build on our strong organic growth, deliver exceptional service to our clients, and prepare for a successful merger with Burke & Herbert to create value for our shareholders.”

Income Statement

Net interest income before the provision for credit losses for the fourth quarter of 2025 was $27.1 million compared to $26.4 million in the third quarter of 2025 and $25.5 million for the fourth quarter of 2024. The increase was primarily driven by the significant growth in average earnings assets. Net interest margin was 3.74% for the fourth quarter of 2025 compared to 3.75% for the third quarter of 2025, and 3.85% for the fourth quarter of 2024. The spread on interest rates was stable quarter over quarter as the average loan yield decreased from 6.26% for the third quarter of 2025 to 6.22% for the fourth quarter of 2025, while the cost of funds decreased from 2.34% for the third quarter of 2025 to 2.32% for the fourth quarter of 2025. Interest income from purchase accounting accretion during the fourth quarter of 2025 was approximately $150

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

thousand less than that recognized in the third quarter of 2025 and $813 thousand less than the fourth quarter of 2024.

Noninterest income increased slightly quarter-over-quarter to $2.9 million for the fourth quarter of 2025 compared to $2.8 million for the third quarter of 2025. Year-over-year, noninterest income increased $326 thousand from $2.6 million for the fourth quarter of 2024.

Noninterest expense for the fourth quarter of 2025 was $19.5 million compared to $18.2 million for the third quarter of 2025 and $18.3 million for the fourth quarter of 2024. The increase resulted primarily from an increased incentive compensation accrual, which was driven by achievement of organic growth goals, as well as a $500 thousand impairment on assets included in other expense.

Income tax expense was $1.0 million for the fourth quarter of 2025, reflecting an effective tax rate of 26.1% compared to $2.2 million for the third quarter of 2025, reflecting an effective tax rate of 21.7% and $2.1 million for the fourth quarter of 2024, reflecting an effective tax rate of 21.9%.

Balance Sheet

Total assets were $3.07 billion at December 31, 2025 compared to $3.12 billion at September 30, 2025 and $2.88 billion at December 31, 2024. Deposits and net loans as of December 31, 2025 totaled $2.55 billion and $2.53 billion, respectively, compared to deposits and net loans of $2.67 billion and $2.43 billion, respectively at September 30, 2025 and $2.36 billion and $2.23 billion, respectively, at December 31, 2024. Deposits and net loans exclude recorded balances held for sale in the Branch Sale of $93.6 million and $91.8 million, respectively, at December 31, 2024, which are reflected within liabilities held for sale and assets held for sale.

Total loans at December 31, 2025 were $2.56 billion, compared to $2.46 billion at September 30, 2025, representing an increase of $99.8 million, with the majority of the growth in commercial loans. For the full year, total loans have increased $307.1 million2 from December 31, 2024, excluding the impact of the Branch Sale, or 13.1% annualized. Total commercial loan commitments originated in the fourth quarter of 2025 were $199.4 million with funded balances of $132.7 million. The average commercial loan commitment originated during the fourth quarter of 2025 totaled approximately $1.1 million with an average outstanding funded balance

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

of $750 thousand. Total deposits at December 31, 2025 were $2.55 billion compared to $2.67 billion at September 30, 2025, representing a decrease of $113.3 million or -4.3% annualized driven by seasonal outflows related primarily to professional services and commercial clients. For the full year, total deposits have increased $256.3 million2 from December 31, 2024, or 10.9%, adjusting for the impact of the Branch Sale and changes in brokered deposits. Noninterest bearing deposits totaled $603.7 million at December 31, 2025, down from $640.1 million at September 30, 2025. Brokered deposits decreased $40.0 million to $35.0 million at December 31, 2025. Average deposits increased $57.4 million, or 2.3%, to $2.56 billion for the quarter ended December 31, 2025, compared to $2.50 billion for the quarter ended September 30, 2025. This continued growth reflects our focus on developing deep relationships with our retail, professional services, and commercial clients to build a strong deposit franchise.

The Company continues to maintain strong on-balance sheet liquidity, as total cash, cash equivalents, and securities available for sale were $314.9 million at December 31, 2025 compared to $462.1 million at September 30, 2025 and $311.7 million at December 31, 2024. Available sources of liquidity remain stable, with total availability of sources of liquidity of $1.31 billion at December 31, 2025.

Shareholders’ equity increased to $306.4 million at December 31, 2025 from $305.5 million at September 30, 2025. Book value per share increased to $8.18 at December 31, 2025 compared to $8.16 at September 30, 2025. Tangible book value per share increased to $6.201 at December 31, 2025 compared to $6.151 at September 30, 2025 and $5.361at December 31, 2024, representing 15.7% growth year over year.

Asset Quality

The Company recorded a $6.6 million provision for credit losses during the fourth quarter of 2025, $5.0 million of which related to a specific reserve for the Commercial Relationship referenced above. As noted above, the impairment resulted from concerns with the Commercial Relationship raised during the fourth quarter of 2025, leading to the identification of purported fraudulent activity in January 2026. The Company is pursuing all available sources of recovery. Based on the Company’s review of the circumstances of the purported fraudulent activity involving this borrower, the Company believes this incident is an isolated occurrence and not indicative of a broader increase in exposure to fraud-related losses in connection with its lending

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

businesses. The remaining $1.6 million in provision recorded was driven by the strong loan growth experienced in the fourth quarter.

As of December 31, 2025, the Company’s non-performing assets decreased to $24.4 million, representing 0.79% of total assets, compared to $24.6 million, representing 0.79% of total assets at September 30, 2025, resulting from the successful sale of multiple properties from one credit relationship, offset by the addition of the Commercial Relationship. Loans 30-89 days past due at December 31, 2025 were $8.22 million, representing 0.32% of total loans compared to $4.73 million or 0.19% of total loans at September 30, 2025 and $2.89 million or 0.13% of total loans at December 31, 2024. The increase was driven entirely by the inclusion of the Commercial Relationship, without which loans 30-89 days past due at December 31, 2025 would have decreased to $3.24 million.

The allowance for credit losses for loans was $31.7 million, or 1.24% of total loans held for investment at December 31, 2025, compared to $25.3 million, or 1.03% of total loans held for investment at September 30, 2025. The ratio of the allowance for credit losses for loans to nonperforming assets was 129.85% at December 31, 2025, compared to 102.90% at September 30, 2025. The increase in the allowance for credit losses was primarily due to the $5.0 million specific reserve for the Commercial Relationship.

The Company recorded $57 thousand in net recoveries during the fourth quarter of 2025 compared to $300 thousand in net charge-offs for the third quarter of 2025.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of December 31, 2025. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 12.07% and 10.94% respectively, at December 31, 2025, compared to 12.31% and 11.39%, respectively, at September 30, 2025 and 11.55% and 10.74%, respectively, at December 31, 2024. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.75%1 at December 31, 2025 compared to 7.56%1 at September 30, 2025 and 7.16%1 at December 31, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware and Virginia, through 24 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; changes in general economic trends, including inflation, tariffs and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. In addition, factors from the proposed merger with Burke & Herbert that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and the Company; the outcome of any legal proceedings that may be instituted against Burke & Herbert or the Company; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Burke & Herbert and the Company to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and the Company do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

successfully integrate the Company’s operations and those of Burke & Herbert; such integration may be more difficult, time- consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s and the Company’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Burke & Herbert and the Company; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Burke & Herbert’s and the Company’s Quarterly Report on Form 10–Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and other reports Burke & Herbert and the Company file with the Securities and Exchange Commission (the “SEC”).

The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, Burke & Herbert will file a registration statement on Form S-4 with the SEC to register the shares of Burke & Herbert common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of Burke & Herbert and the Company, which also constitutes a prospectus of Burke & Herbert, that will be sent to shareholders of Burke & Herbert and shareholders of the Company seeking certain approvals related to the proposed transaction. Each of Burke & Herbert and the Company may file with the SEC other relevant documents concerning the proposed transaction. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BURKE & HERBERT, THE COMPANY AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Burke & Herbert and the Company, without charge, at the SEC’s website www.sec.gov.Copies of documents filed with the SEC by Burke & Herbert will be made available free of charge in the “Investor Relations” section of Burke & Herbert’s website,

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

www.burkeandherbertbank.com,under the heading “Financials.” Copies of documents filed with the SEC by the Company will be made available free of charge in the “Investor Relations” section of the Company’s website, www.linkbank.com, under the heading “Financials.” The information on Burke & Herbert’s or the Company’s respective websites is not, and shall not be deemed to be, a part of this press release or incorporated into other filings either company makes with the SEC.

Participants in Solicitation

Burke & Herbert, the Company, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Burke & Herbert and shareholders of the Company in respect of the proposed transaction under the rules of the SEC. Information regarding Burke & Herbert’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 31, 2025, and certain other documents filed by Burke & Herbert with the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2025, and certain other documents filed by the Company with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 See Loan and Deposit Tables for Branch Sale Reconciliation

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$15,482	$15,321	$15,319	$14,830	$13,834
Interest-bearing deposits with other institutions	36,811	178,832	139,764	205,352	152,266
Cash and cash equivalents	52,293	194,153	155,083	220,182	166,100
Securities available for sale, at fair value	262,620	267,930	169,569	159,183	145,590
Securities held to maturity, net of allowance for credit losses	25,485	26,595	26,809	27,662	31,508
Loans receivable, gross	2,556,729	2,456,977	2,356,609	2,273,941	2,255,749
Allowance for credit losses - loans	(31,674)	(25,342)	(24,651)	(26,619)	(26,435)
Loans receivable, net	2,525,055	2,431,635	2,331,958	2,247,322	2,229,314
Investments in restricted bank stock	7,735	4,791	4,821	4,780	5,209
Premises and equipment, net	15,957	15,822	15,861	17,920	18,029
Right-of-Use Asset – premises	15,225	15,632	15,410	14,537	14,913
Bank-owned life insurance	53,708	53,263	52,943	52,507	52,079
Goodwill and other intangible assets	74,172	75,213	76,296	77,379	79,761
Deferred tax asset	15,952	15,003	16,474	16,729	18,866
Assets held for sale	—	—	—	—	94,146
Accrued interest receivable and other assets	21,790	22,334	21,330	23,288	23,263
TOTAL ASSETS	$3,069,992	$3,122,371	$2,886,554	$2,861,489	$2,878,778
LIABILITIES
Deposits:
Demand, noninterest bearing	$603,728	$640,100	$646,654	$646,002	$658,646
Interest bearing	1,951,024	2,027,999	1,809,755	1,787,692	1,701,936
Total deposits	2,554,752	2,668,099	2,456,409	2,433,694	2,360,582
Long-term borrowings	—	40,000	40,000	40,000	40,000
Short-term borrowings	115,000	—	—	—	10,000
Note payable	—	—	—	559	565
Subordinated debt	62,281	62,255	62,279	62,129	61,984
Lease liabilities	15,564	15,965	15,740	15,284	15,666
Liabilities held for sale	—	—	—	—	93,777
Accrued interest payable and other liabilities	15,963	30,595	14,128	15,757	15,983
TOTAL LIABILITIES	2,763,560	2,816,914	2,588,556	2,567,423	2,598,557
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	370	370	370
Surplus	266,090	265,637	265,293	264,871	264,449
Retained earnings	42,300	42,157	37,107	32,507	19,947
Accumulated other comprehensive loss	(2,328)	(2,707)	(4,772)	(3,682)	(4,545)
TOTAL SHAREHOLDERS' EQUITY	306,432	305,457	297,998	294,066	280,221
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,069,992	$3,122,371	$2,886,554	$2,861,489	$2,878,778
Common shares outstanding	37,457,914	37,447,026	37,441,879	37,377,342	37,370,917

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$39,123	$37,755	$37,082	$149,951	$146,175
Other	3,974	4,269	3,224	14,638	12,549
Total interest and dividend income	43,097	42,024	40,306	164,589	158,724
INTEREST EXPENSE
Deposits	13,614	13,677	12,823	52,115	51,033
Other Borrowings	1,098	950	962	3,965	3,977
Subordinated Debt	1,261	1,011	976	4,219	3,820
Total interest expense	15,973	15,638	14,761	60,299	58,830
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	27,124	26,386	25,545	104,290	99,894
Provision for credit losses	6,594	1,003	132	8,169	257
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	20,530	25,383	25,413	96,121	99,637
NONINTEREST INCOME
Service charges on deposit accounts	1,074	1,120	1,339	4,311	4,036
Bank-owned life insurance	445	463	433	1,772	1,633
Net realized gains (losses) on the sale of debt securities	—	—	—	—	4
Gain on sale of loans	358	157	70	719	270
Gain on sale of branches	—	—	—	11,093	—
Other	1,043	1,065	752	4,020	2,919
Total noninterest income	2,920	2,805	2,594	21,915	8,862
NONINTEREST EXPENSE
Salaries and employee benefits	11,223	10,513	10,147	43,144	41,061
Occupancy	1,373	1,356	1,368	5,501	5,945
Equipment and data processing	1,631	2,063	1,884	7,789	7,174
Professional fees	745	593	531	2,553	2,830
FDIC insurance and supervisory fees	255	439	687	1,830	2,396
Intangible amortization	1,041	1,083	1,162	4,291	4,778
Merger & restructuring expenses	650	—	56	707	914
Advertising	155	128	128	603	633
Other	2,466	1,996	2,339	9,015	9,173
Total noninterest expense	19,539	18,171	18,302	75,433	74,904
Income before income tax expense	3,911	10,017	9,705	42,603	33,595
Income tax expense	969	2,178	2,121	9,092	7,386
NET INCOME	$2,942	$7,839	$7,584	$33,511	$26,209

EARNINGS PER SHARE, BASIC	$0.08	$0.21	$0.20	$0.90	$0.71
EARNINGS PER SHARE, DILUTED	$0.08	$0.21	$0.20	$0.90	$0.71
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	37,266,414	37,192,313	37,045,701	37,173,548	36,990,672
DILUTED	37,415,446	37,335,646	37,166,107	37,315,644	37,105,614

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
(Dollars In Thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Operating Highlights
Net Income	$2,942	$7,839	$7,584	$33,511	$26,209
Net Interest Income	27,124	26,386	25,545	104,290	99,894
Provision for Credit Losses	6,594	1,003	132	8,169	257
Non-Interest Income	2,920	2,805	2,594	21,915	8,862
Non-Interest Expense	19,539	18,171	18,302	75,433	74,904
Earnings per Share, Basic	0.08	0.21	0.20	0.90	0.71
Adjusted Earnings per Share, Basic (2)	0.10	0.21	0.21	0.71	0.73
Earnings per Share, Diluted	0.08	0.21	0.20	0.90	0.71
Adjusted Earnings per Share, Diluted (2)	0.10	0.21	0.21	0.71	0.73

Selected Operating Ratios
Net Interest Margin	3.74%	3.75%	3.85%	3.81%	3.88%
Annualized Return on Assets ("ROA")	0.38%	1.04%	1.06%	1.14%	0.94%
Adjusted ROA[2]	0.50%	1.04%	1.07%	0.90%	0.97%
Annualized Return on Equity ("ROE")	3.78%	10.33%	10.82%	11.28%	9.62%
Adjusted ROE[2]	4.93%	10.33%	10.88%	8.92%	9.89%
Efficiency Ratio	65.03%	62.25%	65.04%	59.77%	68.87%
Adjusted Efficiency Ratio[3]	61.21%	62.25%	64.84%	63.72%	68.04%
Noninterest Income to Avg. Assets	0.38%	0.37%	0.36%	0.75%	0.32%
Noninterest Expense to Avg. Assets	2.52%	2.42%	2.56%	2.57%	2.70%

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Financial Condition Data
Total Assets	$3,069,992	$3,122,371	$2,886,554	$2,861,489	$2,878,778
Loans Receivable, Net	2,525,055	2,431,635	2,331,958	2,247,322	2,229,314

Noninterest-bearing Deposits	603,728	640,100	646,654	646,002	658,646
Interest-bearing Deposits	1,951,024	2,027,999	1,809,755	1,787,692	1,701,936
Total Deposits	$2,554,752	$2,668,099	$2,456,409	$2,433,694	$2,360,582

Selected Balance Sheet Ratios
Total Capital Ratio[1]	12.07%	12.31%	12.43%	12.61%	11.55%
Tier 1 Capital Ratio[1]	10.94%	11.39%	11.51%	11.71%	10.74%
Common Equity Tier 1 Capital Ratio[1]	10.94%	11.39%	11.51%	11.71%	10.74%
Leverage Ratio[1]	9.69%	9.95%	10.34%	10.02%	9.49%
Tangible Common Equity to Tangible Assets[4]	7.75%	7.56%	7.89%	7.78%	7.16%
Tangible Book Value per Share[5]	$6.20	$6.15	$5.92	$5.80	$5.36

Asset Quality Data
Non-performing Assets	$24,393	$24,627	$21,877	$26,041	$17,173
Non-performing Assets to Total Assets	0.79%	0.79%	0.76%	0.91%	0.60%
Non-performing Loans to Total Loans	0.95%	1.00%	0.93%	1.15%	0.76%
Allowance for Credit Losses - Loans ("ACLL")	$31,674	$25,342	$24,651	$26,619	$26,435
ACLL to Total Loans	1.24%	1.03%	1.05%	1.17%	1.17%
ACLL to Nonperforming Assets	129.85%	102.90%	112.68%	102.22%	153.93%
Net chargeoffs (recoveries)(6)	$(57)	$300	$40	$81	$252

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - Charge offs for the twelve months ended December 31, 2025 do not include the impact of a settlement of a purchase credit deteriorated loan ("PCD") that resulted in a net decrease to the allowance of $2.0 million, which was covered by a specific reserve established on this PCD loan at the time of acquisition.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	December 31, 2025			September 30, 2025
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$90,179	$672	2.96%	$190,584	$1,893	3.94%
Securities
Taxable (1)	247,687	2,950	4.73%	162,865	2,089	5.09%
Tax-Exempt	44,550	474	4.22%	42,763	363	3.37%
Total Securities	292,237	3,424	4.65%	205,628	2,452	4.73%
Total Cash Equiv. and Investments	382,416	4,096	4.25%	396,212	4,345	4.35%
Total Loans (3)	2,497,355	39,123	6.22%	2,393,119	37,755	6.26%
Total Earning Assets	2,879,771	43,219	5.95%	2,789,331	42,100	5.99%
Other Assets	191,711			194,442
Total Assets	$3,071,482			$2,983,773
Interest bearing demand	$644,650	3,643	2.24%	$592,572	3,498	2.34%
Money market demand	633,856	3,597	2.25%	635,450	3,985	2.49%
Time deposits	630,472	6,374	4.01%	623,505	6,194	3.94%
Total Borrowings	182,877	2,359	5.12%	153,493	1,961	5.07%
Total Interest-Bearing Liabilities	2,091,855	15,973	3.03%	2,005,020	15,638	3.09%
Non Interest-Bearing Deposits	635,055			646,608
Total Cost of Funds	2,726,910	15,973	2.32%	2,651,628	15,638	2.34%
Other Liabilities	35,907			31,044
Total Liabilities	2,762,817			2,682,672
Shareholders' Equity	308,665			301,101
Total Liabilities & Shareholders' Equity	$3,071,482			$2,983,773
Net Interest Income/Spread (FTE)		27,246	2.92%		26,462	2.90%
Tax-Equivalent Basis Adjustment		(122)			(76)
Net Interest Income		$27,124			$26,386
Net Interest Margin			3.74%			3.75%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended December 31,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$90,179	$672	2.96%	$128,802	$1,300	4.02%
Securities
Taxable (1)	247,687	2,950	4.73%	138,168	1,540	4.43%
Tax-Exempt	44,550	474	4.22%	44,958	486	4.30%
Total Securities	292,237	3,424	4.65%	183,126	2,026	4.40%
Total Cash Equiv. and Investments	382,416	4,096	4.25%	311,928	3,326	4.24%
Total Loans (3)	2,497,355	39,123	6.22%	2,327,829	37,082	6.34%
Total Earning Assets	2,879,771	43,219	5.95%	2,639,757	40,408	6.09%
Other Assets	191,711			202,693
Total Assets	$3,071,482			$2,842,450
Interest bearing demand	$644,650	3,643	2.24%	$537,856	3,043	2.25%
Money market demand	633,856	3,597	2.25%	567,593	3,139	2.20%
Time deposits	630,472	6,374	4.01%	607,231	6,641	4.35%
Total Borrowings	182,877	2,359	5.12%	153,117	1,938	5.04%
Total Interest-Bearing Liabilities	2,091,855	15,973	3.03%	1,865,797	14,761	3.15%
Non Interest-Bearing Deposits	635,055			665,276
Total Cost of Funds	2,726,910	15,973	2.32%	2,531,073	14,761	2.32%
Other Liabilities	35,907			32,493
Total Liabilities	2,762,817			2,563,566
Shareholders' Equity	308,665			278,884
Total Liabilities & Shareholders' Equity	$3,071,482			$2,842,450
Net Interest Income/Spread (FTE)		27,246	2.92%		25,647	2.94%
Tax-Equivalent Basis Adjustment		(122)			(102)
Net Interest Income		$27,124			$25,545
Net Interest Margin			3.74%			3.85%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Twelve Months Ended December 31,
	2025			2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$126,531	$4,633	3.66%	$111,790	$4,890	4.37%
Securities
Taxable (1)	176,647	8,608	4.87%	128,140	6,206	4.84%
Tax-Exempt	43,468	1,768	4.07%	43,134	1,839	4.26%
Total Securities	220,115	10,376	4.71%	171,274	8,045	4.70%
Total Cash Equiv. and Investments	346,646	15,009	4.33%	283,064	12,935	4.57%
Total Loans (3)	2,392,590	149,951	6.27%	2,290,618	146,175	6.38%
Total Earning Assets	2,739,236	164,960	6.02%	2,573,682	159,110	6.18%
Other Assets	192,063			205,568
Total Assets	$2,931,299			$2,779,250
Interest bearing demand	$582,618	$13,396	2.30%	$476,686	$10,344	2.17%
Money market demand	595,229	13,619	2.29%	579,232	12,981	2.24%
Time deposits	596,161	25,100	4.21%	617,894	27,708	4.48%
Total Borrowings	187,859	8,184	4.36%	149,572	7,797	5.21%
Total Interest-Bearing Liabilities	1,961,867	60,299	3.07%	1,823,384	58,830	3.23%
Non Interest-Bearing Deposits	640,536			653,966
Total Cost of Funds	$2,602,403	$60,299	2.32%	$2,477,350	$58,830	2.37%
Other Liabilities	31,938			29,515
Total Liabilities	$2,634,341			$2,506,865
Shareholders' Equity	$296,958			$272,385
Total Liabilities & Shareholders' Equity	$2,931,299			$2,779,250
Net Interest Income/Spread (FTE)		104,661	2.95%		100,280	2.95%
Tax-Equivalent Basis Adjustment		(371)			(386)
Net Interest Income		$104,290			$99,894
Net Interest Margin			3.81%			3.88%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Agriculture and farmland loans	$61,611	$62,098	$61,996	$66,684	$67,741
Construction loans	172,917	155,542	140,976	136,421	158,296
Commercial & industrial loans	275,824	266,765	259,877	257,302	252,163
Commercial real estate loans
Multifamily	244,554	236,534	231,469	215,916	217,331
Owner occupied	545,837	522,674	502,515	472,895	493,906
Non-owner occupied	771,537	730,740	681,521	645,793	658,615
Residential real estate loans
First liens	377,108	377,226	375,879	378,420	399,476
Second liens and lines of credit	87,051	84,395	81,194	79,905	78,410
Consumer and other loans	17,062	17,645	17,525	17,097	17,087
Municipal loans	2,767	2,816	2,917	3,012	3,886
	2,556,268	2,456,435	2,355,869	2,273,445	2,346,911
Deferred costs	461	542	740	496	645
Total loans receivable	2,556,729	2,456,977	2,356,609	2,273,941	2,347,556
Less: Loans held for sale	—	—	—	—	91,807
Loans Held for Investment	$2,556,729	$2,456,977	$2,356,609	$2,273,941	$2,255,749

LINKBANCORP, Inc. and Subsidiaries
Loan Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	December 31, 2025
Total Loans at December 31, 2025	$2,556,729
Total Loans at December 31, 2024	2,347,556
Year-to-date Change	209,173
Net Book Value of Loans Sold	97,952
Loan Growth Excluding Branch Sale	307,125
Annualized Growth Rate	13.08%

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	December 31, 2025
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$11,337	$292	$11,629
Obligations of state and political subdivisions	49,892	(2,378)	47,514
Mortgage-backed securities in government-sponsored entities	203,984	(935)	203,049
Other securities	434	(6)	428
	$265,647	$(3,027)	$262,620

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$12,250	$(367)	$11,883	$(391)
Structured mortgage-backed securities	13,626	(298)	13,328	—
	$25,876	$(665)	$25,211	$(391)

	December 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,017	$56	$13,073
Obligations of state and political subdivisions	51,254	(4,053)	47,201
Mortgage-backed securities in government-sponsored entities	88,289	(3,506)	84,783
Other securities	542	(9)	533
	$153,102	$(7,512)	$145,590

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,250	$(984)	$14,266	$(459)
Structured mortgage-backed securities	16,717	(699)	16,018	—
	$31,967	$(1,683)	$30,284	$(459)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Demand, noninterest-bearing	$603,728	$640,100	$646,654	$646,002	$686,510
Demand, interest-bearing	658,523	677,496	576,050	577,170	537,546
Money market and savings	617,534	656,727	580,143	553,240	553,807
Time deposits, $250 and over	210,105	201,648	177,897	166,441	167,165
Time deposits, other	429,862	417,128	400,665	387,226	405,493
Brokered deposits	35,000	75,000	75,000	103,615	103,615
	2,554,752	2,668,099	2,456,409	2,433,694	2,454,136
Less: Deposits held for sale	—	—	—	—	93,554
Total deposits	$2,554,752	$2,668,099	$2,456,409	$2,433,694	$2,360,582

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Demand, noninterest-bearing	$635,055	$646,608	$628,962	$649,440	$665,276
Demand, interest-bearing	644,650	592,572	547,177	545,475	537,856
Money market and savings	633,856	635,450	553,294	555,663	567,593
Time deposits	630,472	599,048	575,205	576,366	568,615
Brokered deposits	11,467	24,457	34,117	56,283	38,616
Total deposits	$2,555,500	$2,498,135	$2,338,755	$2,383,227	$2,377,956
Balances in table above include deposits held for sale for the three months ended December 31, 2024.

LINKBANCORP, Inc. and Subsidiaries
Core Deposit Growth Calculation Excluding Branch Sale (Unaudited)

(In Thousands)	December 31, 2025
Total Deposits at December 31, 2025	$2,554,752
Less: Brokered Deposits at December 31, 2025	(35,000)
Total Core Deposits at December 31, 2025	$2,519,752

Total Deposits at December 31, 2024	$2,454,136
Less: Brokered Deposits at December 31, 2024	(103,615)
Total Core Deposits at December 31, 2024	$2,350,521

Year-to-date Change in Core Deposits	169,231
Net Book Value of Deposits Sold	87,086
Deposit Growth Excluding Branch Sale	256,317
Annualized Growth Rate	10.90%

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net income	$2,942	$7,839	$7,584	$33,511	$26,209
Average assets	3,071,482	2,983,773	2,842,450	2,931,299	2,779,250
Return on average assets (annualized)	0.38%	1.04%	1.06%	1.14%	0.94%
Net income	$2,942	$7,839	$7,584	33,511	26,209
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Net (gains) losses on sale or impairment of assets	500	—	—	500	(4)
Tax effect(1)	(110)	—	—	(110)	1
Merger & restructuring expenses	650	—	56	707	914
Tax effect(1)	(143)	—	(12)	(156)	(192)
Adjusted Net Income (Non-GAAP)	$3,839	$7,839	$7,628	$26,478	26,928
Average assets	$3,071,482	$2,983,773	$2,842,450	$2,931,299	2,779,250
Adjusted return on average assets (annualized) (Non-GAAP)	0.50%	1.04%	1.07%	0.90%	0.97%
(1) Tax effect was 22% for the three months ended December 31, 2025 and September 30, 2025, and twelve months ended December 31, 2025, and 21% for all other periods

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net income	$2,942	$7,839	$7,584	$33,511	$26,209
Average shareholders' equity	308,665	301,101	278,884	296,958	272,385
Return on average shareholders' equity (annualized)	3.78%	10.33%	10.82%	11.28%	9.62%
Net income	$2,942	$7,839	$7,584	$33,511	$26,209
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Merger & restructuring expenses	650	—	56	707	914
Tax effect(1)	(143)	—	(12)	(156)	(192)
Net (gains) losses on sale or impairment of assets	500	—	—	500	(4)
Tax effect(1)	(110)	—	—	(110)	1
Adjusted Net Income (Non-GAAP)	$3,839	$7,839	$7,628	$26,478	$26,928
Average shareholders' equity	$308,665	$301,101	$278,884	$296,958	$272,385
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	4.93%	10.33%	10.88%	8.92%	9.89%
(1) Tax effect was 22% for the three months ended December 31, 2025 and September 30, 2025, and twelve months ended December 31, 2025, and 21% for all other periods

Adjusted Earnings Per Share
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
GAAP-Based Earnings Per Share, Basic	$0.08	$0.21	$0.20	$0.90	$0.71
GAAP-Based Earnings Per Share, Diluted	$0.08	$0.21	$0.20	$0.90	$0.71
Net Income	$2,942	$7,839	$7,584	$33,511	$26,209
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Merger & restructuring expenses	650	—	56	707	914
Tax effect(1)	(143)	—	(12)	(156)	(192)
Net (gains) losses on sale or impairment of assets	500	—	—	500	(4)
Tax effect(1)	(110)	—	—	(110)	1
Adjusted Net Income (Non-GAAP)	$3,839	$7,839	$7,628	$26,478	$26,928
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.10	$0.21	$0.21	$0.71	$0.73
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.10	$0.21	$0.21	$0.71	$0.73
(1) Tax effect was 22% for the three months ended December 31, 2025 and September 30, 2025, and twelve months ended December 31, 2025, and 21% for all other periods

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net Income (GAAP)	$2,942	$7,839	$7,584	$33,511	$26,209
Gain on sale of branches	—	—	—	(11,093)	—
Tax effect(1)	—	—	—	2,440	—
Transaction bonus accrual	—	—	—	490	—
Tax effect(1)	—	—	—	(108)	—
Board restructuring accrual	—	—	—	381	—
Tax effect(1)	—	—	—	(84)	—
Net (gains) losses on sale or impairment of assets	500	—	—	500	(4)
Tax effect(1)	(110)	—	—	(110)	1
Merger & restructuring expenses	650	—	56	707	914
Tax effect(1)	(143)	—	(12)	(156)	(192)
Adjusted Net Income (Non-GAAP)	3,839	7,839	7,628	26,478	26,928
Income tax expense	969	2,178	2,121	9,092	7,386
Provision for credit losses	6,594	1,003	132	8,169	257
Tax effect included in Adjusted Net Income	253	—	12	(1,982)	191
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$11,655	$11,020	$9,893	$41,757	$34,762
(1) Tax effect was 22% for the three months ended December 31, 2025 and September 30, 2025, and twelve months ended December 31, 2025, and 21% for all other periods

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Tangible Common Equity
Total shareholders’ equity	$306,432	$305,457	$297,998	$294,066	$280,221
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(15,366)	(16,407)	(17,490)	(18,573)	(20,955)
Tangible common equity (Non-GAAP)	$232,260	$230,244	$221,702	$216,687	$200,460
Common shares outstanding	37,457,914	37,447,026	37,441,879	37,377,342	37,370,917
Book value per common share	$8.18	$8.16	$7.96	$7.87	$7.50
Tangible book value per common share (Non-GAAP)	$6.20	$6.15	$5.92	$5.80	$5.36
Tangible Assets
Total assets	$3,069,992	$3,122,371	$2,886,554	$2,861,489	$2,878,778
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(58,806)	(58,806)
Other intangible assets	(15,366)	(16,407)	(17,490)	(18,573)	(20,955)
Tangible assets (Non-GAAP)	$2,995,820	$3,047,158	$2,810,258	$2,784,110	$2,799,017
Tangible common equity to tangible assets (Non-GAAP)	7.75%	7.56%	7.89%	7.78%	7.16%

Return on Tangible Common Equity
	For the Three Months Ended	For the Twelve Months Ended
(Dollars in thousands)	12/31/2025	12/31/2025
Net income	$2,942	$33,511

Average shareholders' equity	308,665	296,958
Adjustments:
Goodwill	(58,806)	(58,806)
Other intangible assets	(16,020)	(15,366)
Average tangible common equity (Non-GAAP)	$233,839	$222,786

Return on tangible common equity (annualized) (Non-GAAP)	4.99%	15.04%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
GAAP-based efficiency ratio	65.03%	62.25%	65.04%	59.77%	68.87%
Net interest income	$27,124	$26,386	$25,545	$104,290	$99,894
Noninterest income	2,920	2,805	2,594	21,915	8,862
Less: Gain on sale of branches	—	—	—	(11,093)	—
Less: net gains (losses) on sale of securities	—	—	—	—	(4)
Adjusted revenue (Non-GAAP)	30,044	29,191	28,139	115,112	108,752
Total noninterest expense	19,539	18,171	18,302	75,433	74,904
Less: Merger & restructuring expenses	650	—	56	707	914
Less: Transaction bonus accrual	—	—	—	490	—
Less: Board restructuring accrual	—	—	—	381	—
Less: Impairment of assets	500	—	—	500	—
Adjusted non-interest expense	$18,389	$18,171	$18,246	$73,355	$73,990
Efficiency ratio, as adjusted (Non-GAAP)	61.21%	62.25%	64.84%	63.72%	68.04%

Adjusted noninterest expense (Non-GAAP)
	For the Three Months Ended
(Dollars in thousands, except per share data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Noninterest expense - GAAP	$19,539	$18,171	$18,065	$19,658	$18,302
Merger & restructuring expenses	650	—	16	41	56
Transaction bonus accrual	—	—	—	490	—
Board restructuring accrual	—	—	—	381	—
Impairment of assets	500	—	—	—	—
Adjusted noninterest expense (Non-GAAP)	$18,389	$18,171	$18,049	$18,746	$18,246